Exhibit 99.1

Fluent Announces Third Quarter 2026 Financial Results; Commerce Media Solutions Revenue Doubles and Annual Run Rate Now Exceeds $145 Million

•	Q3 2026 revenue of $53.6 million up 14%; nine months 2026 revenue of $146.9 million
•	Q3 2026 Commerce Media Solutions revenue grew 100% to $37.5 million, representing 70% of consolidated revenue compared to $18.8 million or 40% of consolidated revenue in Q3 2025
•	Commerce Media Solutions annual revenue run rate now exceeds $145 million, with gross margin of 30%
•	Continue to expect full-year double-digit revenue growth on aggregate continuing business and adjusted EBITDA improvement for 2026

New York, NY – November 12, 2026 – Fluent, Inc. (NASDAQ: FLNT) (the “Company” or “Fluent”), a commerce media solutions provider, today reported unaudited financial results for the third quarter ended September 30, 2026.

Fluent's Chief Executive Officer, Don Patrick, commented, “The third quarter was another strong quarter for us, driven by the continued growth of Commerce Media Solutions, which now represents 70% of our revenue and is operating at an annual revenue run rate that exceeds $145 million. Revenue from our aggregate continuing businesses grew 29% year-over-year in the third quarter, an acceleration from 25% in the second quarter. Commerce Media Solutions continues to reshape the profile of our Company. It is driving our growth, improving the quality of our revenue, and was a key contributor to delivering near-breakeven adjusted EBITDA this quarter."

Mr. Patrick concluded, “We continue to add new partners to our network, and we’re highly encouraged by the demand we’re seeing for our commerce media offerings across the markets we serve. As our revenue mix improves and our margin profile strengthens, we believe we are well positioned to close out a strong year. We remain confident in delivering full-year double-digit revenue growth on our aggregate continuing businesses with improved full-year adjusted EBITDA.”

Third Quarter Financial Highlights

•

Revenue of $53.6 million, an increase of 14%, compared to $47.0 million in Q3 2025

• Commerce Media Solutions revenue increased 100% to $37.5 million, compared to $18.8 million in Q3 2025

• Owned and Operated revenue decreased 33% to $13.8 million, compared to $20.7 million in Q3 2025, as the Company continued its shift in focus and revenue mix to Commerce Media Solutions

• Q3 2025 revenue included $5.3 million from Call Solutions, which was sold in January 2026. Aggregate revenue from the continuing businesses increased 29% in Q3 2026 compared to Q3 2025

•	Net loss of $3.1 million, or $0.10 per basic share, compared to a net loss of $7.6 million, or $0.27 per share, for Q3 2025, a 59% reduction
•

Gross profit (exclusive of depreciation and amortization) of $15.3 million, an increase of 41% compared to Q3 2025 and representing 28% of revenue for Q3 2026

• Commerce Media Solutions reported gross profit (exclusive of depreciation and amortization) of $11.1 million, an increase of 173% over Q3 2025 and representing 30% of revenue for Q3 2026

•

Media margin of $18.9 million, an increase of 48% compared to Q3 2025 and representing 35% of revenue for Q3 2026

• Commerce Media Solutions reported media margin of $13.3 million, an increase of 189% over Q3 2025 and representing 36% of revenue for Q3 2026

•	Adjusted EBITDA of $0.0 million, compared to an adjusted EBITDA loss of $3.4 million for Q3 2025, and representing 0% of revenue
•	Adjusted net loss of $2.5 million, or $0.08 per share, compared to $6.5 million, or $0.23 per share, for Q3 2025

Nine Months Ended September 30, 2026 Financial Highlights

•

Revenue of $146.9 million, which was in line with the $146.9 million for first nine months of 2025

• Commerce Media Solutions revenue increased 98% to $94.0 million, compared to $47.5 million for first nine months of 2025

• Owned and Operated revenue decreased 37% to $45.8 million, compared to $73.2 million for first nine months of 2025, as the Company continued its shift in focus and revenue mix to Commerce Media Solutions

• First nine months of 2025 revenue included $21.0 million from Call Solutions, which was sold in January 2026, and first nine months of 2026 included a $0.4 million write-down of revenue for the ACA business discontinued in the third quarter of 2024. Aggregate revenue from the continuing businesses increased 16% for first nine months of 2026 compared to first nine months of 2025

•	Net loss of $14.7 million, or $0.47 per share, compared to a net loss of $23.0 million, or $0.94 per share, for first nine months of 2025, a 36% reduction
•	Net cash provided by operating activities of $2.8 million, compared to net cash used in operating activities of $4.3 million for first nine months of 2025
•

Gross profit (exclusive of depreciation and amortization) of $39.3 million, an increase of 21% compared to first nine months of 2025 and representing 27% of revenue for first nine months of 2026

• Commerce Media Solutions reported gross profit (exclusive of depreciation and amortization) of $24.4 million, an increase of 149% over first nine months of 2025 and representing 26% of revenue for first nine months of 2026

•

Media margin of $50.4 million, an increase of 31% compared to first nine months of 2025 and representing 34% of revenue for first nine months of 2026

• Commerce Media Solutions reported media margin of $31.6 million, an increase of 188% over first nine months of 2025 and representing 34% of revenue for first nine months of 2026

•	Adjusted EBITDA loss of $5.0 million, compared to $9.2 million for first nine months of 2025, and representing 3% of revenue
•	Adjusted net loss of $12.0 million, or $0.39 per share, compared to $19.0 million, or $0.78 per share, for first nine months of 2025

Media margin, adjusted EBITDA, and adjusted net loss are non-GAAP financial measures, as defined and reconciled below.

Business Outlook & Goals

•	Continue to scale and grow Commerce Media Solutions as a percentage of total consolidated revenue; maintain Commerce Media Solutions' gross margins in the high twenties
•

Enhance Commerce Media Solutions' partnership network by adding top-tier media partners and expanding beyond traditional retail channels and into new verticals including travel, lifestyle, and home services

•	Launch and scale Fluent’s new in-store commerce media offering across existing and new retail partners
•

Deliver fourth quarter revenue growth and positive adjusted EBITDA; given current visibility, the Company expects double-digit revenue growth on aggregate continuing businesses and positive adjusted EBITDA, with Commerce Media Solutions’ growth rate remaining in the high double digits but moderating from the third quarter

•

Drive full-year 2026 revenue growth and improved adjusted EBITDA; given current visibility, the Company expects double-digit revenue growth on aggregate continuing businesses and improved adjusted EBITDA, with high-double-digit revenue growth in Commerce Media Solutions

•	Extend growth into 2027; given current visibility, the Company expects double-digit consolidated revenue growth as it continues to scale Commerce Media Solutions

Fluent is not able to provide a reconciliation of projected adjusted EBITDA to the most directly comparable expected GAAP results, due to the unknown effect, timing and potential significance of certain operating costs and expenses, share-based compensation expense, depreciation and amortization expense, interest expense (net), the provision for (benefit from) income taxes, fair value adjustments of the Convertible Notes with related parties, and acquisition-, divestiture- and other non-recurring items.

Conference Call

Fluent, Inc. will host a conference call on Thursday, November 12, 2026, at 4:30 PM ET to discuss its 2026 third quarter financial results. The conference call can be accessed by phone after registering online at https://register-conf.media-server.com/register/BIbfa76befb9814a278df3cecfd968a2b3. The call will also be webcast simultaneously on the Fluent website at https://investors.fluentco.com/. Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://edge.media-server.com/mmc/p/stawgnxg . The replay will be available for one year, via the Fluent website https://investors.fluentco.com.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a commerce media solutions provider connecting top-tier brands with highly engaged consumers. Leveraging exclusive ad inventory, robust first-party data, and proprietary machine learning, Fluent unlocks additional revenue streams for partners and empowers advertisers to acquire their most valuable customers at scale. Founded in 2010, Fluent uses its deep expertise in performance marketing to drive monetization and increase engagement at key touchpoints across the customer journey. For more insights, visit http://www.fluentco.com/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the intent, belief, or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Our reliance on an uncommitted financing agreement raises substantial doubt about our ability to continue as a going concern;
•	Ability to operate in a competitive, rapidly changing and highly regulated industry, which makes it difficult to evaluate our business and prospects;
•	Dependence on the gaming industry;
•	Unfavorable publicity and negative public perception about the digital marketing industry or us;
•	A potential sudden reduction in online marketing spend by our clients, a loss of clients or lower advertising yields;
•

Credit and collection risk from clients and other counterparties, including the collectability and timing of payments on the note received in connection with the sale of Call Solutions, and the potential for additional credit losses;

•

Our ability to scale Commerce Media Solutions business and maintain recent margin improvements depends on onboarding and retaining media partners, maintaining advertiser demand and achieving favorable contract economics;

•	Our need to continue investing in technology for our Commerce Media Solutions business;
•	Our competitive disadvantage due to our more selective approach to traffic sources;
•	A potential decline in the supply of media available to us through third parties or an increase in the price of such media;
•	Potential loss of competitiveness from slow mobile adoption and Customer Relationship Management dependence;
•	Challenges scaling infrastructure and products to support growth while maintaining profitability;
•

Global economic or political instability, including the potential impact of tariffs, inflation, interest rates, military conflicts and other geopolitical developments, including the ongoing military conflicts in the Middle East;

•	Challenges managing the complexity of our international operations and workforce;
•	Strategic alternatives that could complicate operations or divert management's attention;
•	Dependence on our key personnel and ability to attract or retain employees;
•	Dependence upon third-party service providers and potential liability related to their actions or platform malfunctions;
•	Compliance with a significant number of governmental laws and regulations, including those regarding telemarketing, email marketing, text messaging, privacy, and data protection;
•	The outcome of litigation, inquiries, investigations, examinations, or other legal proceedings in which we are or may become involved, or in which our clients or competitors are involved;
•	Potential sales and use taxes and other taxes on our business;
•	Our actual or perceived failure to safeguard any personal information or user privacy;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•

Potential liability or expenses for legal claims based on the nature and content of the materials we create or distribute, including those provided by third parties, as a creator and a distributor of digital media content;

•	Our potential access to additional capital in the future may be limited or unavailable on acceptable terms;
•	Our ability to maintain our listing on The Nasdaq Capital Market;
•	The volatility of our stock price and impact on our investors;
•	Potential dilutive effect of any future issuances of shares of our common stock;
•	Lack of cash dividends for the foreseeable future; and
•	Status of a smaller reporting company and non-accelerated filer, which involves certain reduced governance and disclosure requirements.

These and additional factors to be considered are set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations, except as required by law.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	September 30, 2026 (unaudited)	December 31, 2025
ASSETS:
Cash and cash equivalents	$ 11,436	$ 12,935
Accounts receivable, net of allowance for credit losses of $247 and $163, respectively	41,398	46,735
Prepaid expenses and other current assets	5,395	7,799
Total current assets	58,229	67,469
Non-current restricted cash	710	710
Property and equipment, net	231	104
Operating lease right-of-use assets	2,293	2,859
Intangible assets, net	16,956	17,276
Other non-current assets	2,950	715
Total assets	$ 81,369	$ 89,133
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$ 9,052	$ 7,200
Accrued expenses and other current liabilities	27,284	25,163
Deferred revenue	306	721
Short-term debt, net	31,451	30,846
Current portion of operating lease liability	1,104	1,104
Total current liabilities	69,197	65,034
Convertible Notes, at fair value with related parties	4,443	3,734
Operating lease liability, net	1,366	1,985
Other non-current liabilities	785	168
Total liabilities	75,791	70,921
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 32,465,082 and 30,404,779, respectively; and Shares outstanding — 31,696,487 and 29,636,184, respectively	56	53
Treasury stock, at cost — 768,595 and 768,595 Shares, respectively	(11,407)	(11,407)
Additional paid-in capital	469,547	467,528
Accumulated deficit	(452,618)	(437,962)
Total shareholders' equity	5,578	18,212
Total liabilities and shareholders' equity	$ 81,369	$ 89,133

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$53,642	$47,029	$146,943	$146,945
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	38,359	36,155	107,612	114,356
Sales and marketing	5,207	4,570	14,405	12,895
Product development	2,749	2,200	8,439	7,147
General and administrative (including $50 and $218 to a related party for the three and nine months ended September 30, 2026, respectively)	8,749	7,929	23,364	25,614
Depreciation and amortization	1,694	2,478	5,085	7,418
Loss on disposal of assets	3	—	17	—
Total costs and expenses	56,761	53,332	158,922	167,430
Loss from operations	(3,119)	(6,303)	(11,979)	(20,485)
Interest expense, net	(712)	(711)	(1,954)	(2,293)
Fair value adjustment of Convertible Notes with related parties	712	(554)	(709)	(156)
Loss before income taxes	(3,119)	(7,568)	(14,642)	(22,934)
Income tax (expense) benefit	(6)	12	(14)	(114)
Net loss	$(3,125)	$(7,556)	$(14,656)	$(23,048)

Basic and diluted loss per share:
Basic	$(0.10)	$(0.27)	$(0.47)	$(0.94)
Diluted	$(0.12)	$(0.27)	$(0.47)	$(0.94)

Weighted average number of shares outstanding:
Basic	31,910,509	28,097,016	30,929,079	24,497,510
Diluted	32,803,153	28,097,016	30,929,079	24,497,510

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,656)	$(23,048)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,085	7,418
Non-cash loan amortization expense	239	563
Non-cash gain on divestiture	(2,352)	—
Share-based compensation expense	3,667	1,144
Fair value adjustment of Convertible Notes with related parties	709	156
Loss on disposal of asset	17	—
Non-cash loss on asset write-off	—	698
Allowance for credit losses	1,092	(23)
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	5,175	14,426
Prepaid expenses and other current assets	1,517	459
Other non-current assets	117	189
Operating lease assets and liabilities, net	(53)	(45)
Accounts payable	1,852	607
Accrued expenses and other current liabilities	832	(6,718)
Deferred revenue	(415)	(82)
Other	—	(1)
Net cash provided by (used in) operating activities	2,826	(4,257)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(5,106)	(4,843)
Proceeds from note receivable	354	—
Acquisition of property and equipment	(190)	(48)
Net cash used in investing activities	(4,942)	(4,891)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of short and long-term debt	178,971	43,726
Repayments of short and long-term debt	(178,354)	(53,445)
Debt financing costs	—	(375)
Proceeds from issuance of pre-funded and common stock warrants	—	19,370
Equity financing costs	—	(865)
Net cash provided by financing activities	617	8,411
Net decrease in cash, cash equivalents, and restricted cash	(1,499)	(737)
Cash, cash equivalents, and restricted cash at beginning of period	13,645	10,694
Cash, cash equivalents, and restricted cash at end of period	$12,146	$9,957

Definitions, Reconciliations, and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting variable costs paid for media and related expenses and excluding non-media cost of revenue and one-time items. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented for the Commerce Media Solutions business and as percentages of revenue of the consolidated company and of the Commerce Media Solutions business, respectively.

Adjusted EBITDA is defined as net income (loss), excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) loss on disposal of assets, (7) goodwill impairment, (8) impairment of intangible assets, (9) fair value adjustment of Convertible Notes with related parties, (10) acquisition-related costs, (11) restructuring and other severance costs, (12) certain litigation and other related costs, and (13) other one-time items.

Adjusted net income (loss) is defined as net income (loss) excluding (1) share-based compensation expense, (2) loss on early extinguishment of debt, (3) loss on disposal of assets, (4) goodwill impairment, (5) impairment of intangible assets, (6) fair value adjustment of Convertible Notes with related parties, (7) acquisition-related costs, (8) restructuring and other severance costs, (9) certain litigation and other related costs, and (10) other one-time items. Adjusted net income (loss) is also presented on a per share (basic and diluted) basis.

We consider items one-time in nature if they are non-recurring, infrequent, or unusual and have not occurred in the past two years and are not expected to recur in the next two years, in accordance with SEC rules.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2026	2025	2026	2025
Revenue	$53,642	$47,029	$146,943	$146,945
Less: Cost of revenue (exclusive of depreciation and amortization)	38,359	36,155	107,612	114,356
Gross profit (exclusive of depreciation and amortization)	$15,283	$10,874	$39,331	$32,589
Gross profit (exclusive of depreciation and amortization) % of revenue	28%	23%	27%	22%
Non-media cost of revenue(1)	3,598	1,923	11,199	5,882
One-time item(2)	—	—	(156)	—
Media margin	$18,881	$12,797	$50,374	$38,471
Media margin % of revenue	35.2%	27.2%	34.3%	26.2%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

(2) Includes a one-time non-media revenue adjustment in Q2 2026 of ($156) in connection with a settlement with a media partner.

Below is a reconciliation of media margin from gross profit for Commerce Media Solutions (exclusive of depreciation and amortization), which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2026	2025	2026	2025
Revenue	$37,539	$18,808	$93,951	$47,548
Less: Cost of revenue (exclusive of depreciation and amortization)	26,395	14,721	69,576	37,768
Gross profit (exclusive of depreciation and amortization)	$11,144	$4,087	$24,375	$9,780
Gross profit (exclusive of depreciation and amortization) % of revenue	30%	22%	26%	21%
Non-media cost of revenue(1)	2,201	524	7,340	1,159
One-time item(2)	—	—	(156)	—
Media margin	$13,345	$4,611	$31,559	$10,939
Media margin % of revenue	35.5%	24.5%	33.6%	23.0%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

(2) Includes a one-time non-media revenue adjustment in Q2 2026 of ($156) in connection with a settlement with a media partner.

Below is a reconciliation of adjusted EBITDA from net loss, which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2026	2025	2026	2025
Net loss	$(3,125)	$(7,556)	$(14,656)	$(23,048)
Income tax expense (benefit)	6	(12)	14	114
Interest expense, net	712	711	1,954	2,293
Depreciation and amortization	1,694	2,478	5,085	7,418
Share-based compensation expense	875	478	3,667	1,144
Loss on disposal of assets	3	—	17	—
Fair value adjustment of Convertible Notes with related parties	(712)	554	709	156
Acquisition-related costs(1)	504	(20)	(1,421)	1,074
Restructuring and other severance costs	—	—	51	1,325
Certain litigation and other related costs	—	—	(250)	300
One-time item(2)	—	—	(156)	—
Adjusted EBITDA	$(43)	$(3,367)	$(4,986)	$(9,224)

(1)

Balance includes gain on the conveyance of the membership interest of Winopoly in January 2026 of $2,352 along with provisions for credit losses to the sellers note receivable of $504 and $931 for the three and nine months ended September 30, 2026, respectively. Balance also includes a $698 write-off of intangibles and related expenses related to the write-off of TAPP Influencers Corp. in May 2025. Lastly, the balance includes compensation expense related to non-compete agreements and earn-out expenses incurred as a result of business combinations. The earn-out expense was $0 and ($20) for the three months ended September 30, 2026 and 2025, respectively, and $0 and ($148) for the nine months ended September 30, 2026 and 2025, respectively, while the non-compete agreements expense was $0 and $0 for the three months ended September 30, 2026 and 2025, respectively, and $0 and $412 for the nine months ended September 30, 2026 and 2025, respectively.

(2)	Includes a one-time non-media revenue adjustment in Q2 2026 of ($156) in connection with a settlement with a media partner.

Below is a reconciliation of adjusted net income and the related measure of adjusted net income per share from net income (loss), which we believe is the most directly comparable U.S. GAAP measure.

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except share and per share data)	2026		2025	2026	2025
Net loss	$(3,125)		$(7,556)	$(14,656)	$(23,048)
Share-based compensation expense	875		478	3,667	1,144
Loss on disposal of assets	3		—	17	—
Fair value adjustment of Convertible Notes with related parties	(712)		554	709	156
Acquisition-related costs(1)	504		(20)	(1,421)	1,074
Restructuring and other severance costs	—		—	51	1,325
Certain litigation and other related costs	—		—	(250)	300
One-time item(2)	—		—	(156)	—
Adjusted net loss	$(2,455)		$(6,544)	$(12,039)	$(19,049)
Adjusted net loss per share:
Basic	$(0.08)		$(0.23)	$(0.39)	$(0.78)
Diluted	$(0.08)		$(0.23)	$(0.39)	$(0.78)
Weighted average number of shares outstanding:
Basic	31,910,509		28,097,016	30,929,079	24,497,510
Diluted	31,910,509	(3)	28,097,016	30,929,079	24,497,510

(1)

Balance includes gain on the conveyance of the membership interest of Winopoly in January 2026 of $2,352 along with provisions for credit losses to the sellers note receivable of $504 and $931 for the three and nine months ended September 30, 2026, respectively. Balance also includes a $698 write-off of intangibles and related expenses related to the write-off of TAPP Influencers Corp. in May 2025. Lastly, the balance includes compensation expense related to non-compete agreements and earn-out expenses incurred as a result of business combinations. The earn-out expense was $0 and ($20) for the three months ended September 30, 2026 and 2025, respectively, and $0 and ($148) for the nine months ended September 30, 2026 and 2025, respectively, while the non-compete agreements expense was $0 and $0 for the three months ended September 30, 2026 and 2025, respectively, and $0 and $412 for the nine months ended September 30, 2026 and 2025, respectively.

(2)	Includes a one-time non-media revenue adjustment in Q2 2026 of ($156) in connection with a settlement with a media partner.
(3)

Balance excludes the 892,644 shares issuable under the if-converted method for the Convertible Notes as they would be anti-dilutive for the adjusted net loss per share, as such, basic and diluted shares are measured as equal.

We present media margin, adjusted EBITDA, and adjusted net income as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company's operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our consolidated operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business.

Adjusted net income (loss), as defined above, and the related measure of adjusted net income (loss) per share exclude certain items that are recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income (loss) affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the U.S. GAAP measure of net income (loss).

Media margin, adjusted EBITDA, adjusted net income, and adjusted net income per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with U.S. GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA, and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Annual Revenue Run Rate

Annual Revenue Run Rate is an operational metric that represents the annualized revenue of the Company’s media partnerships at current monetization levels, as of the end of the reporting period. The Company calculates Annual Revenue Run Rate as follows:

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Media partners within Commerce Media Solutions with an active contract are assessed and assigned an annual media volume estimate based on the active term of the contract and the average monetization rate during the reporting period. The Company considers a media partner contract to be active when the contractual term commences (the "start date") until its right to serve the partner’s commerce traffic ends. Even if the contract with the customer is executed before the start date, the contract will not count toward Annual Revenue Run Rate until the media partner’s right to receive the benefit of the services has commenced.

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As Annual Revenue Run Rate includes only contracts that are active at the end of the reporting period, it does not reflect assumptions or estimates regarding new business. For contracts expiring within 12 months of the period-end calculation date, Annual Revenue Run Rate does reflect expectations of renewal.

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The Company’s Commerce Media Solutions platform provides the technology to effectively monetize the partner’s media by placing relevant ads at a contracted moment of consumer engagement. Although from inception to date, improvements in the platform’s AI-powered technology have consistently driven increased rates of monetization, for the purpose of Annual Revenue Run Rate, the Company assumes a consistent monetization level equal to the average monetization for each media partner during the reporting period.

The way the Company measures Annual Revenue Run Rate may not be comparable to similarly titled measures presented by other companies and should not be viewed as a projection of future revenue.

Contact Information:

Investor Relations

Fluent, Inc.

InvestorRelations@fluentco.com